Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

SHENGSHI ELEVATOR INTERNATIONAL HOLDING GROUP INC.

(the “Company”)

WHEREAS:

A.	Jun Chen has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.
B.	Xukai Jin has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Jun Chen stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.
D.	Xukai Jin shall act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Effective date: September 25, 2019

/s/ Jun Chen
Jun Chen

/s/ Xukai Jin
Xukai Jin